Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Scienjoy Holding Corporation on Form F-1 of our report dated May 3, 2021 with respect to our audits of the consolidated financial statements of Scienjoy Holding Corporation and Subsidiaries (collectively, the “Company”) as of December 31, 2020 and 2019. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Friedman LLP

New York, New York

May 3, 2021